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                                                                     EXHIBIT 4.2

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS RELATING TO SUCH SECURITIES OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VANDA PHARMACEUTICALS INC. THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT HAS BEEN REGISTERED UNDER DELAWARE SECURITIES LAW.

                      CLASS A COMMON STOCK PURCHASE WARRANT

February 20, 2004

      VANDA PHARMACEUTICALS INC., a corporation organized under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, INVESTMENT OPPORTUNITIES I, LLC, or registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the date hereof, and before 5:00 p.m., Eastern Standard Time, on the tenth anniversary of the date hereof (the "Expiration Date"), One Thousand Two Hundred Fifteen (1,215) fully paid and nonassessable shares of Class A Common Stock (as hereinafter defined), $0.01 par value, at a purchase price per share of $40.00 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Class A Common Stock and the Purchase Price are subject to adjustment as provided herein.

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

            (a) The term "Company" shall include Vanda Pharmaceuticals Inc. and any corporation which shall succeed or assume the obligations of such company hereunder.

            (b) The term "Class A Common Stock" means the Company's Class A Common Stock, $0.01 par value per share, as authorized on the date of this Agreement.

            (c) The term "Common Stock" includes (i) the Company's Class A Common Stock, and (ii) any other securities into which or for which any of the securities described herein may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets, or otherwise.

1.    Exercise.

            1.1.  Full Exercise.

                  (a) This Warrant may be exercised in full by the Holder upon surrender of this Warrant, with the subscription agreement required by the Company, in the form attached hereto as Exhibit A, duly completed and executed by the Holder, to the Company at its principal office, accompanied by payment, as permitted below, of the amount obtained by

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multiplying the number of shares of Class A Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

                  (b) Payment for the Class A Common Stock may be made wholly or partly in cash or by allowing the Company to deduct from the number of shares of Class A Common Stock, deliverable upon exercise of this Warrant, a number of such shares which has an aggregate Fair Market Value determined as of the date of exercise of this Warrant equal to the aggregate Purchase Price of the Class A Common Stock.

                  (c) Fair Market Value of a share of Class A Common Stock as of the date of exercise of this Warrant (the "Determination Date") shall mean:

a. If the Common Stock underlying the Class A Common Stock is traded on an exchange, or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System, then the average of the closing or last sale price, respectively, reported for the five (5) business days immediately preceding the Determination Date.

b. If the Common Stock underlying the Class A Common Stock is not traded on an exchange or on the NASDAQ National Market System but is traded in the over-the-counter market, "pink sheets" or other similar organization (including the Bulletin Board), then the average of the closing bid and asked prices (or, if such prices are not available, then the last sale price) reported for the five (5) business days in which trading has occurred immediately preceding the Determination Date.

c. If the Common Stock underlying the Class A Common Stock is not traded as provided above, then the price shall be determined in good faith by the Board of Directors of the Company whose determination shall be final.

            1.2. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in Section 1.1, except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Class A Common Stock designated by the Holder in the subscription form by (b) the Purchase Price then in effect. The method of payment shall be as permitted by Section 1.1. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder hereof or as the Holder (upon payment by such Holder of any applicable transfer taxes) may request, subject to compliance with applicable securities laws, for the number of shares of Class A Common Stock for which such Warrant may still be exercised.

      2. Delivery of Stock Certificates etc. on Exercise. The Company agrees that the shares of Class A Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, payment made for such shares as aforesaid AND ANY OTHER CONDITIONS FOR THE VALID EXERCISE THEREOF SHALL HAVE BEEN SATISFIED. As soon as practicable after the exercise of this Warrant in full, and in any event within ten (10) business days thereafter, the Company will cause to be issued in the name of and delivered to the Holder,

                                       2

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subject to compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid, and nonassessable shares of Class A Common Stock to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then fair market value of one full share, as determined by the Company in its sole discretion, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise.

      3. Transfer. Subject to compliance with the Securities Act of 1933, as amended (the "Securities Act"), this warrant is transferable in whole or in part, at the offices of the Company by the Holder, in person or by duly authorized attorney, upon presentation of this Warrant certificate and executed transfer instructions giving the name, address and taxpayer identification number of the transferee. Notwithstanding the previous sentence, this Warrant is transferable to affiliates of NDA Partners LLC only after the Holder gives at least three (3) days' prior notice to the Board of Directors of the Company. Each holder of this Warrant, by holding it, agrees that this Warrant, when endorsed in blank, may be deemed negotiable, and that the Holder thereof, when the Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with the Warrant as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrant, or to the transfer thereof on the books of the Company, any notice to the contrary notwithstanding.

      4.    Adjustment for Reorganization. Consolidation, Merger, etc.

            4.1. Reorganization. Consolidation. Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, proper and adequate provision shall be made by the Company whereby the Holder, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Class A Common Stock issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which the Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if the Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 5.

            4.2. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer referred to in this Section 4, this Warrant shall continue in full force and effect, and its term shall not be shortened, and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation, or merger, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

      5. Adjustment for Dividends in Other Stock, Property, Reclassification, etc. In case at any time or from time to time, the Holders of securities then comprising Class A Common

                                       3

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Stock, as a class of stockholders, shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

                  (a) Other or additional stock or other securities or property (other than cash) by way of dividend, or

                  (b) Any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company) by way of a dividend, or

                  (c) Other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Class A Common Stock issued as a stock dividend or in a stock split, then and in each such case the Holder, on the exercise hereof as provided in
Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 5) which the Holder would hold on the date of such exercise if on the date hereof the Holder had been the holder of record of the number of shares of Class A Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 5) receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 5 and 6.

      6. Extraordinary Events Regarding Class A Common Stock. In the event that the Company shall (a) issue additional shares of the Class A Common Stock as a dividend or other distribution on outstanding Class A Common Stock, (b) subdivide its outstanding shares of Class A Common Stock, or (c) combine its outstanding shares of the Class A Common Stock into a smaller number of shares of the Class A Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Class A Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 6. The number of shares of Class A Common Stock that the Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased to a number determined by multiplying the number of shares of Class A Common Stock that would otherwise (but for the provisions of this Section 6) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 6) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

      7. Piggyback Registration Rights With respect to the initial public offering of the Company's stock, the Company shall notify the Holder, and the Holder shall have the right to

                                       4

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participate with any other participating Company stockholder, subject at all times to any restrictions and limitations placed upon the participating stockholders generally by the Company's underwriters (including the underwriter's determination that such offering will not include a piggyback offering by stockholders based upon then current market conditions). With respect to any subsequent public offering of the Company's stock, the Company shall notify the Holder, and the Holder shall have the right to participate pro-rata with any other participating Company stockholder, on a fully diluted basis. The Company shall use its reasonable best efforts to include the Holder's shares of Common Stock in the registration statement and to have the registration statement declared effective. All fees and expenses, including, but not limited to, attorneys fees and accounting fees, shall be borne by the Company with respect to any registration of the Holder's stock under this
Section 8. All selling expenses and commissions relating solely to the Holder's stock shall be borne by the Holder.

      8. Reporting Requirements. The Holder shall have the right to receive from the Company all quarterly and annual financial statements.

      9. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company will at all times use commercially reasonable efforts to reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Class A Common Stock from time to time issuable on the exercise of this Warrant.

      10. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      11.   [Deleted.]

      12. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. If the Holder desires to transfer this Warrant, he shall be required to have the Form of Transfer Endorsement, in the form of Exhibit B, attached hereto, fully executed and delivered to the Company.

      13. Notices, etc. All notices and other communications from the Company to the Holder or the Holder to the Company shall be delivered by hand (which shall include overnight delivery by Federal Express or similar service) or mailed by first class registered mail, postage prepaid, to the Company at its principal office and to the Holder at such address as may have been furnished to the Company in writing by the Holder or, until the Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so

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furnished an address to the Company. Notices shall be deemed given upon receipt, when delivered by hand, and 48 hours after mailing, when mailed.

      14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws OF MARYLAND. The heading in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms herein. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

      IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                    VANDA PHARMACEUTICALS INC.

                                    By:    /s/ Chip Clark
                                           -------------------------
                                    Name:  Chip Clark
                                    Title: Chief Bussiness Officer

Attest:

By:    /s/ Earle Martin
       ----------------------
Name:  Earle Martin
Title: Manager

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

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION
                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)

TO:   VANDA PHARMACEUTICALS INC.

      The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _______________ shares of Class A Common Stock of Vanda Pharmaceuticals Inc. and herewith makes payment of $__________________________therefor by delivery of a check or wire transfer in such amount hereby instructing Vanda Pharmaceuticals Inc. to deduct from the enclosed Warrant a number of shares of Class A Common Stock having aggregate Fair Market Value equal to $_________________________ as of the hereof, which amount represents the Purchase Price for the shares for which the within Warrant is hereby exercised, and which is equal to shares of Class A Common Stock, and requests that the certificates for such shares be issued in the name of the undersigned.

Dated: ________________, __________

                                          ______________________________________
                                          (Signature must conform to name of
                                          Holder as Specified on the face of the
                                          Warrant)

                                          ______________________________________
                                          Address

                                      B-1